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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




Date of Report (Date of earliest event reported) January 1, 1994
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                          Dauphin Deposit Corporation
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      (Exact name of registrant as specified in its charter)


         Pennsylvania                 0-8415                  23-1938831
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(State or other jurisdiction       (Commission              IRS Employer Ident.
 of incorporation)                  File Number)            No.)


  213 Market Street, Harrisburg, Pennsylvania              17101
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(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code  (717) 255-2121
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                                      N/A
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(Former name or former address, if changed since last report)


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ITEM 5.  Other Items.

         On January 1, 1994 (the "Effective Date"), Valley Bancorp., Inc., a Pennsylvania corporation and bank holding company ("Valley"), was merged with and into Dauphin Deposit Corporation ("Dauphin"), under the Articles of Incorporation of Dauphin and under the title of "Dauphin Deposit Corporation" (the "Merger"). As a result of the Merger, all properties and all assets of every kind held by Valley on the Effective Date became properties and assets of Dauphin, and Dauphin became liable for all the debts, liabilities and other obligations of Valley. The Merger was approved by the shareholders of Valley at a special shareholders meeting held on October 21, 1993.

              Pursuant to the Agreement and Plan of Merger dated June 16, 1993 (the "Plan of Merger"), by and between Valley and Dauphin, each issued and outstanding share of Valley Common Stock was converted into 2.1401 shares of Dauphin common stock, par value $5.00 per share ("Dauphin Common Stock"), and cash in lieu of fractional shares of Dauphin Common Stock.

              The Plan of Merger provided that the conversion factor was to be adjusted based on the formula set forth in the Plan of Merger reflecting any changes in the Market Value Per Share of Dauphin (as defined in the Plan of Merger) as of the fifth trading day preceding the Effective Date of the Merger, provided, however, that in no event was the conversion factor under the formula to be less than 2.1401 shares of Dauphin Common Stock for each share of Valley common stock converted in the Merger. The Market Value Per Share of Dauphin was defined as the average of the closing sale prices of Dauphin Common Stock as reported by the National Association of Securities Dealers Automated Quotation System for the fifteen (15) consecutive trading days ending on and including the date as of which the Market Value Per Share was to be calculated. As of December 27, 1993, the fifth trading day preceding the Effective Date, the Market Value Per Share of Dauphin was $26.03.

              As of the Effective Date, there were 1,236,480 shares of Valley Common Stock issued and outstanding, including 21,000 shares owned by Dauphin. As a result of the Merger, outstanding Valley shares (other than those owned by Dauphin, which were canceled) were converted into approximately 2,600,643 shares of Dauphin Common Stock, plus cash in the approximate aggregate amount of $15,767 in lieu of fractional share interests. On December 31, 1993, the last trading day before the Merger, the closing sale price of Dauphin Common Stock in the NASDAQ National Market System was $25.25. Thus, the total consideration paid by Dauphin to the holders of Valley Common Stock in dollar equivalent terms was approximately $65.7 million as of the Effective Date. The equivalent per share price of Valley Common Stock calculated by multiplying 2.1401 (the conversion factor in the Merger) by the closing sale price for Dauphin Common Stock on December 31, 1993 was approximately $54.04.

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     Simultaneously with the Merger of Valley into Dauphin, Valley Bank and
Trust Company ("Valley Bank"), a subsidiary of Valley and a Pennsylvania chartered bank, was merged (the "Bank Merger") with and into Dauphin Deposit Bank and Trust Company ("Dauphin Bank"), Dauphin's principal bank subsidiary, with Dauphin Bank being the surviving corporation. The Bank Merger was consummated pursuant to an Agreement of Merger of Valley Bank and Dauphin Bank dated June 16, 1993. Valley Bank's offices will be operated after the Effective Date as the Valleybank Division of Dauphin Deposit Bank.

ITEM 7.  Financial Statements and Exhibits

         EXHIBITS
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              2    Agreement and Plan of Merger dated as of June 16, 1993
                   (incorporated by reference to Exhibit 2 to Amendment No. 1 to Dauphin's S-4 Registration Statement No. 33-67089 filed on September 14, 1993)

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

                                       DAUPHIN DEPOSIT CORPORATION


                                       By: /s/ Dennis L. Dinger
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                                           Dennis L. Dinger
                                           Executive Vice President
                                           and Chief Financial Officer

Dated January 4, 1994


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